SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  June 15, 2007

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.               Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2007, the Registrant, Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Fremont, Inc., Presque Isle Downs, Inc., MTR-Harness, Inc., Jackson Racing, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant and as a Guarantor) and Wells Fargo Bank, N.A. (“Wells Fargo”) executed a Supplemental Indenture supplementing the Indenture dated May 25, 2006, that was executed by such parties with respect to the Registrant’s 9% Senior Subordinated Notes due 2012 (the “Subordinated Notes”) and also executed a Supplemental Indenture supplementing the Indenture dated March 25, 2003 that was executed by such parties (and Speakeasy Gaming of Reno, Inc., also a wholly-owned subsidiary of the Registrant, as an additional Guarantor) with respect to the Registrant’s 9.75% Senior Notes due 2010 (the “Senior Notes”). Each of the Supplemental Indentures is intended principally to increase from $85.0 million to $135.0 million the “basket” for debt under MTR’s secured, revolving Credit Agreement carved out from the debt incurrence test set forth in the Indentures. The foregoing description of the Supplemental Indentures is not complete and is qualified in its entirety by reference to both Supplemental Indentures, copies of which are attached as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits:

Exhibit No.	Description

4.1

Supplemental Indenture dated June 15, 2007, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wells Fargo Bank, N.A. supplementing the Indenture dated as of March 25, 2003.

4.2

Supplemental Indenture dated June 15, 2007, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wells Fargo Bank, N.A. supplementing the Indenture dated as of May 25, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date: June 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1

Supplemental Indenture dated June 15, 2007, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wells Fargo Bank, N.A. supplementing the Indenture dated as of March 25, 2003.

4.2

Supplemental Indenture dated June 15, 2007, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wells Fargo Bank, N.A. supplementing the Indenture dated as of May 25, 2006.